Exhibit 10.23

CONVERTIBLE NOTE PURCHASE AGREEMENT

This Convertible Note Purchase Agreement, dated as of May 3, 2012 (the “Agreement”), is entered into by and among Regado Biosciences, Inc., a Delaware corporation (the “Company”), and the purchasers listed on the Schedule of Purchasers attached to this Agreement as Exhibit A (each a “Purchaser”).

In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

1. Sale of Notes.

(a) Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company will issue and sell to each Purchaser, and each Purchaser will purchase from the Company, an unsecured convertible promissory note in the form attached hereto as Exhibit B (each a “Note” and collectively, the “Notes” which term shall also include any Notes delivered in exchange or replacement thereof) in the principal amount set forth beside such Purchaser’s name on Exhibit A in the Closing column. The Company has authorized the issuance and sale of Notes up to the aggregate principal amount of $13,561,080. The initial closing of the purchase and sale of the Notes being purchased by the Purchasers hereunder (the “Initial Closing”) will take place remotely at 10:00 AM on May 3, 2012, or at such other date, time and place as the Company and the Purchasers mutually agree via exchange of documents and signatures (the “Initial Closing Date”). At the Initial Closing, each Purchaser severally will deliver to the Company payment in full for the Note in the amount set forth beside such Purchaser’s name on Exhibit A in the Initial Closing column. Each Note shall automatically be converted into shares of Equity Securities (as defined below) as provided in such Note upon the closing of the Company’s sale of Equity Securities to investors in a financing transaction with aggregate proceeds to the Company of not less than $20,000,000, excluding the conversion of the Notes (a “Qualified Equity Financing”). Additional conversion provisions are set forth in the Notes.

For purposes of this Agreement, the term “Equity Securities” shall mean shares of the Company’s preferred stock sold after the date hereof. The Notes and Equity Securities shall hereinafter referred to as the “Securities.” In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

(b) After the Initial Closing, the Company may sell, issue and deliver additional Notes on the same terms and conditions as set forth in Section 1(a) above, to other investors (the “Additional Purchasers”) (each an “Additional Closing”). At such Additional Closing(s), if any, Exhibit A to this Agreement will be updated to include the name of each Additional Purchaser purchasing Notes at any Additional Closing and the amount of Notes such Additional Purchaser is purchasing and become a part of this Agreement. Any Additional Purchaser will become a party to this Agreement by executing a counterpart signature page to this Agreement and will, as of the date of an Additional Closing, be treated for all purposes as a Purchaser under the terms of this Agreement and the Notes acquired by such Additional Purchaser will be deemed to be sold under this Agreement. The Additional Closing(s), if any, must occur within ninety (90) days of the Initial Closing. No Purchaser has any preemptive rights, rights of first refusal or other similar rights with respect to any Notes issued or sold pursuant to any Additional Closing.

(c) At the Initial Closing and each Additional Closing, each Purchaser will deliver to the Company payment in full for the Note in the amount equal to the principal amount set forth opposite such Purchaser’s name on Exhibit A, which such Purchaser severally agrees to purchase at the Initial Closing or the Additional Closing, as the case may be, by (i) a check payable to the Company’s order, (ii) wire transfer of funds to the Company, or (iii) any combination of the foregoing. At the Initial Closing or the Additional Closing, as the case may be, the Company will deliver to each Purchaser a duly executed Note in the principal amount set forth opposite such Purchaser’s name on Exhibit A.

2. Representations of the Company. The Company hereby represents and warrants to each Purchaser as follows, which representations and warranties are made as of the Initial Closing:

2.1 Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

2.2 Issuance of Notes and Shares. To the extent that the Notes are convertible into Equity Securities, the Company shall, prior to the conversion of the Notes and for issuance and delivery upon the conversion of the Notes, reserve from its authorized but unissued shares of its capital stock, such number of shares of Equity Securities (and shares of its Common Stock for issuance upon conversion of such Equity Securities), and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient authorized numbers of shares of Equity Securities issuable upon conversion of the Notes (and shares of its Common Stock for issuance upon conversion of such Equity Securities).

2.3 Authority for Agreement. The execution, delivery and performance by the Company of this Agreement and the Notes, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. Each of this Agreement and the Notes have been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The execution and performance of the transactions contemplated by this Agreement and the Notes, and compliance with their provisions by the Company will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or By-Laws (each as amended to date) or any indenture, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Company. The issuance of the Notes is not, and the subsequent conversion/exercise of the Notes into Note Shares will not be, subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

3. Representations of the Purchasers. Each Purchaser severally, but not jointly, represents and warrants to the Company as follows solely with respect to such Purchaser, which representations and warranties are made as of the date of the Closing at which such Purchaser is purchasing the Notes:

3.1 Investment. The Purchaser is acquiring the Note and the Note Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

3.2 Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement, has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which he or it has requested and have answered to the Purchaser’s satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of his or its investment in the Company and is able financially to bear the risks thereof.

3.3 Accredited Investor. The Purchaser is an “Accredited Investor” within the definition set forth in Rule 501(a) issued pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

3.4 No Public Market. The Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

3.5 Exemption; Restricted Securities. The Purchaser understands that the Securities have not been registered under the Securities Act or any state securities laws, on the grounds that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act and under applicable state securities laws and that the Company’s reliance on such exemptions is predicated in part upon the Purchaser’s representations and warranties set forth herein. The Purchaser understands that in the absence of an effective registration statement covering the Securities, or an exemption therefrom under the Securities Act and all applicable state securities laws, such securities must be held indefinitely.

3.6 Authority for Agreement. The Purchaser has full power and authority to enter into and to perform this Agreement in accordance with its terms and all necessary corporate action have hereby been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser enforceable in accordance with its terms. The execution of and performance of the transactions contemplated by this Agreement and compliance with its provisions by the Purchaser will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under its organizational documents, or any indenture, lease, agreement or other instrument to which the Purchaser is a party or by which he or it or any of his or its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to the Purchaser.

3.7 Disclosure of Information. The Purchaser has had an opportunity to visit and inspect the properties of the Company, including its corporate and financial records, and to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Securities with the Company’s management. The foregoing, however, does not limit or modify the representations or warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

4. Covenants of the Company.

4.1 Material Changes and Litigation. The Company will promptly notify the Purchaser of any material adverse change in the business, prospects, assets or condition, financial or otherwise, of the Company and of any litigation or governmental proceeding or investigation brought or, to the best of the Company’s knowledge, threatened against the Company, or any officer, director, key employee or principal stockholder of the Company materially adversely affecting or which, if adversely determined, could materially adversely affect its business, prospects, assets or condition, financial or otherwise.

4.2 Reservation of Capital Stock. In accordance with Section 2.2 of this Agreement, the Company shall reserve and maintain a sufficient number of shares of capital stock for issuance upon conversion of the Notes.

4.3 Termination of Covenants. The covenants of the Company contained in this Article 4 will terminate, and be of no further force or effect, upon the earlier of (a) an “Equity Financing” (as defined in the Note), (b) a “Change in Control” (as defined in the Note) or “Liquidation (as defined in the Note), (c) the repayment in full by the Company of all principal outstanding under the Notes and all accrued but unpaid interest thereof, or (d) the effective date of a registration statement filed by the Company under the Securities Act covering the Company’s first public offering of common stock, resulting in gross proceeds to the Company of at least $50,000,000.

5. Transfer of Shares.

5.1 Restricted Stock. “Restricted Stock” means the Securities and any other shares of capital stock of the Company issued in respect of the Securities (as a result of stock splits, stock dividends, reclassifications, recapitalizations, or similar events) and any shares of capital stock issued upon conversion of such shares; provided, however, that shares of preferred stock (or any shares of common stock into which such shares of preferred stock may be converted or exercised) which are Restricted Stock will cease to be Restricted Stock (i) upon any sale pursuant to an effective registration statement under the Securities Act, Section 4(1) of the Securities Act or Rule 144 under the Securities Act or (ii) at such time as they become eligible for sale under Rule 144(k) under the Securities Act.

5.2 Requirements for Transfer. The Restricted Stock may only be sold or transferred in compliance with an effective registration statement covering the Securities, or pursuant to an exemption under the Securities Act and all applicable state securities laws.

5.3 Legend. Each certificate representing Restricted Stock will bear a legend substantially in the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under such Act and any applicable state securities laws or an opinion of counsel satisfactory to the Company is obtained to the effect that such registration is not required.”

5.4 Rule 144A Information. The Company agrees, upon the request of the Purchaser, to make available to the Purchaser and to any prospective transferee of any Restricted Stock of the Purchaser the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

6. Miscellaneous.

6.1 Survival of Representations and Warranties. Unless otherwise set forth in this Agreement, the representations, warranties and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the second anniversary of the date of the Initial Closing.

6.2 Subordination. The Notes and the indebtedness, rights and obligations evidenced thereby and any liens or other security interests securing such rights and obligations are subordinate in the manner and to the extent set forth in that certain Subordination Agreement (as amended, restated, supplemented or modified from time to time, the “Subordination Agreement”), dated as of May 3, 2012, by and among the Subordinated Lender identified therein and MidCap Financial SBIC, LP, in its capacity as agent for certain lenders (together with its successors and assigns, “Agent”), to certain indebtedness, rights and obligations of the Company to Agent and Lenders (as defined therein) and all liens and security interests of Agent securing the same all as described in the Subordination Agreement, and each Purchaser and transferee of this instrument, by its acceptance hereof, irrevocably agrees to be bound by the provisions of the Subordination Agreement.”

6.3 Expenses. All reasonable costs and expenses, including fees and disbursements of one counsel for Purchasers, incurred by it in connection with the negotiation, preparation, execution and delivery of this Agreement and the closing of the transactions contemplated hereby, shall be paid by the Company.

6.4 Notices. All notices, requests, consents, and other communications under this Agreement will be in writing and will be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid, or sent by confirmed facsimile or transmission by electronic mail or by nationally recognized overnight courier (i) in the case of the Purchasers, as provided on the signature page attached hereto; and (ii) in the case of the Company, as provided on the signature page attached hereto, with a copy to Lowenstein Sandler PC, 65 Livingston Ave., Roseland, NJ 07068, Attention: Michael Lerner. Notices provided in accordance with this Section 6.4 will be deemed delivered upon personal delivery or three (3) business days after deposit in the mail or the next succeeding business day when sent by confirmed facsimile, electronic transmission or nationally recognized overnight courier.

6.5 Brokers. Each of the Company and the Purchasers (i) represents and warrants to the other parties hereto that he or it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other parties harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

6.6 Entire Agreement; Counterparts. This Agreement and the Notes embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. This Agreement may be executed in one or more counterparts, each of which will constitute the Agreement.

6.7 Confidentiality. Each Purchaser hereto agrees that, except with the prior written permission of the Company, it shall at all times hold in confidence and trust and not use or disclose any confidential information of the Company provided to or learned by such Purchaser in connection with the Purchaser’s rights under the Agreement, unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 6.7 by such Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company. Notwithstanding the foregoing, each Purchaser may disclose any confidential information of the Company provided to or learned by such Purchaser in connection with such rights to the minimum extent necessary (i) to accountants, accountants, consultants, and other professionals to the extent necessary to obtain their services in order to evaluate or monitor such Purchaser’s investment in the Company; (ii) as required by any court or other governmental body, provided that such Purchaser provides the Company with prompt notice of such court order or requirement to the Company to enable the Company to seek a protective order or otherwise to prevent or restrict such disclosure; (iii) to legal counsel of such Purchaser; (iv) in connection with the enforcement of this Agreement or rights under this Agreement; (v) to comply with applicable law or (vi) to any existing or prospective affiliate, partner, member, stockholder, or wholly owned subsidiary of such Purchaser in the ordinary course of business, provided that such Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information. The provisions of this Section 6.7 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto with respect to the transactions contemplated hereby.

6.8 Future Agreements. Each of the Purchasers herby agree that, in connection with the issuance of the Equity Securities upon conversion of the Notes, if requested by the Company, such Purchaser shall execute any stock purchase agreement, investors rights agreement, right of first refusal and co-sale agreement, voting agreement or other stockholders agreement as may be entered into by the investors in connection with a Qualified Equity Financing.

6.9 Anti-dilution of Optionholders; Conversion of Notes. Immediately prior to the conversion of the Notes (the “Note Conversion”), the Purchasers, who also hold shares of capital stock of the Company, hereby agree to vote their shares and to take all other actions appropriate or necessary to (x) prevent the Note Conversion from causing dilution of the outstanding optionholders, including voting to approve (i) an amendment to the 2004 Equity Compensation Plan, as amended (the “Plan”), to increase the aggregate number of shares of Common Stock authorized for issuance under the Plan in an amount necessary to prevent the dilution of the outstanding optionholders in connection with the Note Conversion, and (ii) a charter amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock in connection with the increase in number of shares reserved for issuance under the Plan; and (y) approve an amendment to the Company’s certificate of incorporation to provide a sufficient number of shares of Equity Securities in connection with the conversion of the Notes.

6.10 Amendments; Waivers. Any provision of this Agreement (and the Notes issued pursuant to the terms and conditions of this Agreement) may only be amended or waived by an instrument in writing executed by the Company and Purchasers holding at least a majority of the aggregate principal amount of the Notes sold hereunder; provided however, that such amendment or waiver shall thereafter apply to this Agreement and all outstanding Notes.

6.11 Severability. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement.

6.12 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.13 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without respect to the principles of the choice of law or the conflict of laws.

6.14 Binding Effect; Assignment. The terms and conditions of this Agreement shall be binding upon and inure to the benefit of the Company and the Purchasers and their respective heirs, successors and assigns.

6.15 Non-Waiver. The failure of any party to this Agreement to enforce or exercise any right or remedy provided in this Agreement or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Agreement by any party hereto, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

THE COMPANY: REGADO BIOSCIENCES, INC.

/s/ David J. Mazzo
Name: David J. Mazzo, Ph.D
Title: President and CEO

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASERS: DOMAIN PARTNERS VI, L.P. By: One Palmer Square Associates VI, L.L.C. Its General Partner

By:	/s/ Kathleen Schoemaker
Name:	Kathleen Schoemaker
Title:	Managing Member

Address:	One Palmer Square Princeton, NJ 08542
Telephone:	(609) 683-5656
Fax:	(609) 683-9789
Email:	schoemaker@domainvc.com

QUAKER BIOVENTURES, L.P. By: Quaker Bioventures Capital, L.P. Its General Partner By: Quaker Bioventures Capital, LLC Its General Partner

By:	/s/ Sherrill Neff

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASERS:

AURORA VENTURES V, L.P. By: A.V. Management V, L.L.C. Its Managing Member

By:	/s/ B. Jefferson Clark
Name:	B. Jefferson Clark
Title:	Manager

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASERS:

CAXTON ADVANTAGE LIFE SCIENCES FUND, L.P. By: Caxton Advantage Venture Partners, L.P. Its General Partner By: Advantage Life Sciences Partners, LLC Its Managing General Partner

By:	/s/ Eric Roberts
Name:	Eric Roberts
Title:	Member

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

PURCHASERS: BIODISCOVERY 3 FCPR By: Edmond de Rothschild Investment Partners its management company

By:	/s/ Raphael Wisniewski
Name:	Raphael Wisniewski
Title:	Directeur Associé

/s/ Robert Kierlin
Robert Kierlin, Individually

EXHIBIT A

TO

CONVERTIBLE NOTE PURCHASE AGREEMENT

Schedule of Purchasers

Name and Address of Purchaser	Initial Closing May 3, 2012
Domain Partners VI, L.P.	$1,780,469
Quaker Bioventures, L.P.	$375,000
Robert Kierlin	$2,800,071
Aurora Ventures V, L.P.	$375,000
Caxton Advantage Life Sciences Fund, L.P.	$200,000
BioDiscovery 3 FCPR	$1,250,000

TOTAL	$6,780,540

EXHIBIT B

TO

CONVERTIBLE NOTE PURCHASE AGREEMENT

Form of Note

THIS INSTRUMENT AND THE INDEBTEDNESS, RIGHTS AND OBLIGATIONS EVIDENCED HEREBY AND ANY LIENS OR OTHER SECURITY INTERESTS SECURING SUCH RIGHTS AND OBLIGATIONS ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SUBORDINATION AGREEMENT (AS AMENDED, RESTATED, SUPPLEMENTED OR MODIFIED FROM TIME TO TIME, THE “SUBORDINATION AGREEMENT”), DATED AS OF MAY 3, 2012, BY AND AMONG THE SUBORDINATED LENDER IDENTIFIED THEREIN AND MIDCAP FINANCIAL SBIC, LP, IN ITS CAPACITY AS AGENT FOR CERTAIN LENDERS (TOGETHER WITH ITS SUCCESSORS AND ASSIGNS, “AGENT”), TO CERTAIN INDEBTEDNESS, RIGHTS AND OBLIGATIONS OF REGADO BIOSCIENCES, INC., TO AGENT AND LENDERS (AS DEFINED THEREIN) AND ALL LIENS AND SECURITY INTERESTS OF AGENT SECURING THE SAME ALL AS DESCRIBED IN THE SUBORDINATION AGREEMENT, AND EACH HOLDER AND TRANSFEREE OF THIS INSTRUMENT, BY ITS ACCEPTANCE HEREOF, IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT.

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), APPLICABLE STATE SECURITIES LAWS, OR APPLICABLE LAWS OF ANY FOREIGN JURISDICTION. THIS NOTE AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, RENOUNCED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS AND IN THE ABSENCE OF COMPLIANCE WITH APPLICABLE LAWS OF ANY FOREIGN JURISDICTION, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED AND SUCH FOREIGN JURISDICTION LAWS HAVE BEEN SATISFIED.

REGADO BIOSCIENCES, INC.

8% UNSECURED CONVERTIBLE PROMISSORY NOTE

No. $	May 3, 2012

1. Principal. Regado Biosciences, Inc., a Delaware corporation (the “Company”), for value received, hereby promises to pay to the order of [            ] (“Holder”), or its assigns, in lawful money of the United States of America at the address for notices to Holder set forth below, the principal amount of [            ] together with interest as set forth below (this “Note”).

This Note is one of a series of Notes (the “Notes”) of like tenor which shall not exceed an aggregate principal amount of Thirteen Million Five Hundred Sixty-One Thousand and Eighty Dollars and 00/100 ($13,561,080) issued by the Company to certain holders pursuant to the terms of the Purchase Agreement (as defined below).

2. Interest and Maturity. The Company promises to pay interest on the unpaid principal amount from the date hereof until such principal amount is paid in full at the rate of eight percent (8%) per annum; provided, however, that upon the occurrence of and during the continuance of an Event of Default, interest will accrue at the rate of fifteen percent (15%) per annum. Interest from the date hereof shall be computed on the basis of a 360-day year of twelve 30-day months, and shall accrue monthly and at the end of each 12-month anniversary of the date hereof, be added to principal. Unless converted or prepaid earlier as set forth below, all unpaid principal and unpaid accrued interest on this Note shall be due and payable on the earlier of (i) subject to the provisions of the Subordination Agreement (as defined herein) and the occurrence of the “Subordination Termination Date” (under and as defined in the Subordination Agreement), a Change of Control (as defined herein) and (ii) November 30, 2014 (the “Maturity Date”). This Note is entered into pursuant to the terms of that certain Convertible Note Purchase Agreement among the Company, the Holder and the Purchasers listed on Exhibit A thereto, dated as of May 3, 2012 (the “Purchase Agreement”) and is subject to its terms. In the event of any conflict between this Note and the Purchase Agreement, the terms of the Purchase Agreement will control.

3. Prepayment. All unpaid principal and unpaid accrued interest of this Note may be prepaid without penalty, in whole or in part, only with the written consent of the holders of Bridge Notes (as defined below) representing a majority of the aggregate principal amount represented by the Bridge Notes. Any prepayment of this Note will be credited first against accrued interest, then principal. Upon payment in full of the amount of all principal and interest payable hereunder, this Note shall be surrendered to the Company for cancellation.

4. Conversion; Liquidation Premium.

4.1 All unpaid principal on this Note and all unpaid accrued interest shall be converted automatically into the type, kind and character of securities (the “Securities”) issued in the Company’s next Qualified Equity Financing (as defined below) consummated on or before the Maturity Date, with the same rights, preferences and privileges as are received by other investors, and such Securities shall be issued pursuant to and governed by the same agreements relating to the issuance of the Securities in the Qualified Equity Financing, which agreements Holder will evidence its consent to by execution of appropriate documentation. Upon such conversion, the Holder shall receive the number of Securities calculated by dividing the amount of principal and accrued interest due under this Note by the price per share at which the Company sells and issues such Securities pursuant to the Qualified Equity Financing. The Company shall not issue fractional shares upon any conversion of this Note. For purposes of this Note, an “Qualified Equity Financing” shall mean the Company’s sale of equity securities in one transaction or a series of related transactions to venture capital, institutional or private investors in which at least Twenty Million and No/100 Dollars ($20,000,000.00) in gross cash proceeds is received by the Company (excluding conversion of Notes issued pursuant to the Purchase Agreement).

4.2 If a Qualified Equity Financing does not occur on or prior to the Maturity Date then, at the election of the Holder, the Note shall be convertible on and after the Maturity Date into that number of shares of the Company’s Series D Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), as is equal to the amount of outstanding principal and accrued interest on this Note on the date of such conversion divided by the Series D Conversion Price (as defined in the Company’s Certificate of Incorporation) then in effect for the Series D Preferred Stock (the “Series D Conversion Price”).

4.3 Upon conversion of this Note, the applicable amount of outstanding principal and accrued interest of the Note shall be converted without any further action by the Holder and whether or not the Note is surrendered to the Company or its transfer agent. The Company shall not be obligated to issue certificates evidencing the shares of the securities issuable upon such conversion unless such Note is either delivered to the Company or its transfer agent, or the holder notifies the Company or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to the Company to indemnify it from any loss incurred by it in connection with such Note. The Company shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such holder of such Note, a certificate or certificates for the securities to which the holder shall be entitled. For a conversion pursuant to Section 4.1, such conversion shall be deemed to have been made concurrently with the close of the Qualified Equity Financing. For a conversion pursuant to Section 4.4, such conversion shall be deemed to have been made immediately prior to the Change in Control (as defined below). The person or persons entitled to receive securities issuable upon such conversion shall be treated for all purposes as the record holder or holders of such securities on such date.

4.4 The Holder may elect, in its sole discretion, upon a Change in Control (as defined below) occurring prior to payment in full of the original principal amount of this Note and any accrued but unpaid interest thereon or the conversion of the Note pursuant to an Qualified Equity Financing, to (i) convert all unpaid principal on this Note and all accrued but unpaid interest into shares of the Series D Preferred Stock equal to the amount of the outstanding principal and accrued interest divided by a number equal to half the value of the Series D Conversion Price then in effect for the Series D Preferred Stock or (ii) subject to the provisions of the Subordination Agreement (as defined herein) and the occurrence of the “Subordination Termination Date” (under and as defined in the Subordination Agreement), demand payment in full of the Note, in which event the Company shall pay to the Holder an amount equal to twice the sum of (x) unpaid principal on the Note and (y) all accrued but unpaid interest, as of the date immediately following the “Subordination Termination Date” (as defined in the Subordination Agreement).

For the purposes of this Note, the term “Change in Control” shall mean (i) the reorganization, consolidation or merger of the Company in which the holders of the Company’s outstanding voting securities pre-closing of that event do not retain voting securities representing a majority of the voting power of the surviving entity (ii) the sale, transfer or exclusive license of all or substantially all of the assets of the Company, or (iii) the sale of equity by the existing holders of capital stock of the Company the result of which is that more than fifty percent (50%) of the Company’s outstanding voting securities immediately following such transaction are owned by persons or entities who were not equity holders of the Company immediately prior to any such transaction.

5. Attorney’s Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by Holder.

6. Notices. Any notice, other communication or payment required or permitted hereunder shall be given in writing and shall be deemed effectively given as provided in the Purchase Agreement.

7. Defaults and Remedies.

7.1 Events of Default. An “Event of Default” shall occur hereunder if:

(i) the Company shall default in the payment of the principal of this Note, when and as the same shall become due and payable; or

(ii) the Company shall default in the payment of any interest on this Note, when and as the same shall become due and payable; or

(iii) the Company shall default in the due observance or performance of any covenant, representation, warranty, condition or agreement on the part of the Company to be observed or performed pursuant to the terms hereof or pursuant to the terms of the Purchase Agreement or this Note, and such default is not remedied or waived within the time periods permitted therein, or if no cure period is provided therein, within thirty (30) days after the Company receives written notice of such default; or

(iv) any representation, warranty, certification or statement made by or on behalf of the Company in the Purchase Agreement shall have been incorrect in any material respect when made; or

(v) if the Company shall commence any proceeding in bankruptcy or for dissolution, liquidation, winding-up, composition or other relief under state or federal bankruptcy laws; or

(vi) if such proceedings are commenced against the Company, or a receiver or trustee is appointed for the Company or a substantial part of its property, and such proceeding or appointment is not dismissed or discharged within sixty (60) days after its commencement.

7.2 Acceleration. If an Event of Default occurs under Section 7.1(vi) or (vii), then the outstanding principal of and interest on this Note shall automatically become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are expressly waived. If any other Event of Default occurs and is continuing, the Holder, by written notice to the Company, may declare the principal of and accrued interest on this Note to be due and payable immediately. Upon any such declaration of acceleration, such principal and interest shall become immediately due and payable and the Holder shall be entitled to exercise all of its rights and remedies hereunder and under the Purchase Agreement whether at law or in equity. The failure of the Holder to declare the Note due and payable shall not be a waiver of its right to do so, and the Holder shall retain the right to declare the Note due and payable unless it shall execute a written waiver.

8. No Rights as a Stockholder. This Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Note, no provisions of this Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

9. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or Bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Note against dilution or other impairment.

10. Waiver of Notice of Presentment. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.

11. Non-Waiver. The failure of the Holder to enforce or exercise any right or remedy provided in this Note or at law or in equity upon any default or breach shall not be construed as waiving the rights to enforce or exercise such or any other right or remedy at any later date. No exercise of the rights and powers granted in or held pursuant to this Note by the Holder, and no delays or omissions in the exercise of such rights and powers shall be held to exhaust the same or be construed as a waiver thereof, and every such right and power may be exercised at any time and from time to time.

12. Subordination. The Holder hereby agrees that this Note and any balance hereunder shall be subordinated in right of payment to any amounts due and owning by the Company pursuant to that certain Loan and Security Agreement, dated as of May 25, 2011, by and among Midcap Financial SBIC, LP ((“MidCap”) as a “Lender” and as “Agent” for the “Lenders” from time to time party thereto, the “Lenders” party thereto from time to time (in the case of the Agent and Lenders, together with their successors and assigns) and the Company, as “Borrower”, as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Senior LSA”) or any other Loan Documents (as defined in the Senior LSA) entered into in connection therewith, all in accordance with and subject to the terms and conditions of that certain Subordination Agreement, dated May 3, 2012, by and among MidCap, each Purchaser and the Company (the “Subordination Agreement”). Each person that becomes a Purchaser under the Purchase Agreement agrees to, either on or prior to the date such person becomes a Purchaser, execute a joinder to the Subordination Agreement in accordance with its terms.

13. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

14. Loss of Note. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity satisfactory to the Company (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), the Company, at no cost to the Holder, will make and deliver in lieu of such Note a new Note of like tenor.

15. Equal Ranking. This Note shall rank equally without preference or priority of any kind over one another, and all payments on account of principal and interest with respect to any of the Notes shall be applied ratably and proportionally on all outstanding Notes on the basis of the original principal amount of outstanding Notes.

16. Amendment. Any term of this Note may be amended only with the written consent of the Company and the holders of Notes of like tenor representing at least a majority of the outstanding aggregate principal loan amount issued pursuant to the Purchase Agreement (all Notes issued pursuant to the Purchase Agreement are collectively referred to as the “Bridge Notes”); provided, however, that any such amendment or waiver that disproportionately affects any of the holders of the Bridge Notes shall require the written consent of all such holders. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each holder of any Bridge Note, each future holder of all such Bridge Notes and the Company, and the Company shall promptly give notice to all holders of outstanding Bridge Notes of any amendment or waiver effected in accordance with this Section 16.

17. Transfer. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. This Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. Transfers of this Note remain subject to applicable restrictions on such transfer under federal and state securities laws and the provisions of the Purchase Agreement. Transfers of this Note also remain subject to the Subordination Agreement and Section 12 of this Note.

[Signature Page Follows]

IN WITNESS WHEROF, the Company has caused this Note to be signed in its name effective as of the date first above written

REGADO BIOSCIENCES, INC.

By:
Name:	David Mazzo, Ph.D.
Title:	Chief Executive Officer